FAB INDUSTRIES, INC.
                        HOURLY EMPLOYEES RETIREMENT PLAN




                (AS AMENDED AND RESTATED AS OF DECEMBER 1, 1989)

              FAB INDUSTRIES, INC. HOURLY EMPLOYEES RETIREMENT PLAN
                (AS AMENDED AND RESTATED AS OF DECEMBER 1, 1989)


                                    PREAMBLE


WHEREAS, FAB INDUSTRIES, INC. (hereinafter referred to as the "Employer") adopted the FAB INDUSTRIES, INC. Hourly Employees Retirement Plan (hereinafter referred to as the "Plan") for the benefit of its Employees, effective as of December 1, 1976; and


WHEREAS, the Employer reserved the right to amend the Plan; and


WHEREAS, the Employer heretofore amended the Plan from time to time and desires to further amend the Plan in order to comply with the Tax Reform Act of 1986; and


WHEREAS, it is the intent of the Employer that the Plan shall continue to be established and maintained (1) as an employee benefit plan which is in full compliance with the Employee Retirement Income Security Act of 1974 as amended and all applicable regulations thereunder and (2) as a qualified plan under the terms of Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time; and


NOW, THEREFORE, the Plan is hereby amended, effective as of December 1, 1989 except where otherwise noted, by restating the Plan in its entirety as follows:

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                           ARTICLE ONE -- DEFINITIONS


For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the meanings indicated:

1.1 "ACCRUED BENEFIT" shall mean the amount to which a Participant would be entitled under the benefit formula in Section 4.1 at his Normal Retirement Date, based upon his Years of Service which he has completed by the date as of which he incurs a Break in Service.


1.2 "ACTUARIAL EQUIVALENT" shall mean a benefit that has a value equal to any benefit otherwise payable under the Plan as determined by the Actuary using the following factors:

                  Interest:       8-1/2% compounded annually

                  Mortality:      1971 Group Annuity Mortality Table

         Provided, however, that with respect to the distribution to a Participant of a benefit under the Plan in the form of an Actuarial Equivalent lump sum, such lump sum shall, in no event, be less than the amount determined as follows:

         (a) by using an interest rate no greater than the "applicable interest rate" if the Actuarial Equivalent lump sum using such rate does not exceed $25,000, and

         (b) by using an interest rate no greater than one hundred and twenty percent (120%) of the "applicable interest rate" if the Actuarial Equivalent lump sum determined using the "applicable interest rate" exceeds $25,000; provided, however, that the lump-sum value determined hereunder shall not be less than $25,000.

         For purposes of this Section, the term "applicable interest rate" means the interest rate that would be used as of the date of determination by the PBGC in determining a lump-sum distribution upon Plan termination.

         In the event the factors used to determine Actuarial Equivalent are modified, a Participant's benefit, on or after the effective date of such change, shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit determined as of the day before the effective date of the change in such factors, or (2) the Actuarial Equivalent of the total Accrued Benefit as of the date of determination computed using the new factors.

         Notwithstanding the previous two paragraphs, effective for all distributions from the Plan subject to Section 417(e) of the Code made on or after June 1, 1995, the "applicable interest rate" means the annual rate of interest on 30-year Treasury securities determined for the first day of December preceding the date of distribution. In addition, the applicable mortality table shall be used in determining the Actuarial Equivalent lump sum amount hereunder. The term "applicable mortality table" means the table described in Section 417(e)(3)(A)(I) of the Code.

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1.3      "ACTUARY" shall mean an actuary  appointed by the  Administrator  under whose supervision valuation reports and benefit calculations are performed for the Plan. The actuary must be enrolled under Federal practice.

1.4      "ADMINISTRATOR"   shall  mean  the  Plan  Administrator   appointed  in
         accordance with the provisions of Section 7.1.

1.5 "BENEFICIARY" shall mean any person, trust, organization or estate designated by the Participant to receive a death benefit under the Plan on the death of a Participant.

1.6 "BREAK IN SERVICE" shall mean a twelve (12)-month computation period (as used for measuring Years of Service for vesting purposes) in which an Employee or Participant is not credited with at least five hundred and one (501) Hours of Service.

1.7 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8 "COMPENSATION", for Plan Years beginning prior to December 1, 1992, shall mean the earnings paid or accrued for the Employer's taxable year inclusive of any bonus, overtime or commission. Amounts that excludable from compensation pursuant to Section 415 of the Code and Treasury Regulations thereunder shall be excluded.

         For Plan Years beginning after November 30, 1992, "COMPENSATION" shall mean the Participant's compensation as defined in Section 415(c)(3) of the Code and Treasury Regulations Sections 1.415-2(d)(2) and (3).

         Notwithstanding any provision contained herein to the contrary, only the first $200,000 (or larger amount when prescribed by the Secretary of the Treasury or his delegate) of each Participant's Compensation shall be considered for all purposes under the Plan; provided, however, that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning in such calendar year, and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. If the Plan determines Compensation over a period of time which contains less than twelve (12) calendar months, then the annual Compensation limit shall be the amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins, multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12). In determining the Compensation of a Participant for the purposes of this limitation, the provisions of Code Section 414(q)(6) shall apply, except to the extent that such rules shall only include the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the end of the Plan Year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level of Code Section 401(l)), the limitation shall be prorated among the affected individuals' Compensation determined under this Section prior to the application of this limitation.

         For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean compensation as defined in Code Section 414(q)(7).

         For Plan Years beginning on or after December 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after December 1, 1994, any reference in the Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

1.9 "EFFECTIVE DATE." The Plan's initial Effective Date is December 1, 1976. The Effective Date of the restated Plan, on and after which it supersedes the terms of the existing Plan document, is December 1, 1989, except where the provisions of the Plan shall otherwise specifically provide. The rights of any Employee or Participant who separated from the Employer's Service prior to that date shall be established under the terms of the Plan and Trust as in effect at the time of his separation, unless he subsequently returns to Service with the Employer. Rights of spouses or Beneficiaries of such Participants shall also be governed by those documents.

1.10     "EMPLOYEE" shall mean a common law employee of the Employer.

1.11 "EMPLOYER" shall mean FAB INDUSTRIES, INC., and any subsidiary or affiliate of which, with the approval of the board of directors of FAB INDUSTRIES, INC., has adopted the Plan and shall include any successor(s) thereto which adopt the Plan. If, under state law, the Employer at any time is not governed by directors but instead by its stockholders, reference herein to the board of directors shall be deemed to refer to the individual(s) empowered to vote on the Employer's affairs.

1.12 "EMPLOYMENT DATE" shall mean the first date as of which an Employee is credited with an Hour of Service, provided that in the case of a Break in Service, his Employment Date shall be the first date thereafter as of which he is credited with an Hour of Service.

1.13 "HIGHLY-COMPENSATED EMPLOYEE" shall mean any Employee of the Employer who:

         (a)  was a five  percent (5%) owner of the Employer (as defined in Code
              Section 416(i)(1)) during the "determination year" or "look-back year"; or

         (b)   earned  more  than  $75,000  (as   increased  by   cost-of-living
               adjustments)  of  Compensation   from  the  Employer  during  the
               "look-back year"; or

         (c) earned more than $50,000 (as increased by cost-of-living adjustments) of Compensation from the Employer during the "look-back year" and was in the "Top-Paid Group" of Employees for such year (as defined under Code Section 414(q)(4) and the regulations promulgated thereunder); or

         (d)   was an officer of the Employer  during the  "look-back  year" and received Compensation during the "look-back year" from the Employer in excess of fifty percent (50%) of the dollar limitation under Code Section 415(b)(1)(A). The number of officers shall be limited to the lesser of (i) fifty (50) Employees; or (ii) the greater of three (3) Employees or ten percent (10%) of all Employees. If the Employer does not have at least one officer whose annual Compensation exceeds fifty percent (50%) of the dollar limitation under Code Section 415(b)(1)(A), then the highest paid officer of the Employer shall be treated as a Highly- Compensated Employee.

         An Employee who is in the group consisting of the one hundred (100) Employees paid the greatest Compensation during the "determination year" and also described in subsections (b), (c) or (d) above when these subsections are modified to substitute "determination year" for "look-back year", shall be deemed a Highly-Compensated Employee for the determination year.

         An Employee who separated from Service prior to the determination year shall be treated as a Highly-Compensated Employee for the determination year if such Employee was a HighlyCompensated Employee when such Employee separated from Service, or was a HighlyCompensated Employee at any time after attaining age fifty-five (55).

         For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The "look-back year" shall be the twelve (12) month period immediately preceding the determination year. However, if the Employer shall elect, the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing for the determination of which Employees are Highly Compensated Employees is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which such testing is being performed (the "lag period"). If the "lag period" is less than twelve (12) months, the dollar threshold amounts specified in (b), (c) and (d) above shall be prorated based upon the number of months in the "lag period".

         If an individual is a member of the "family" (within the meaning of Code Section 414(q)(6)(B)) of a five percent (5%) owner or of a Highly-Compensated Employee in the group consisting of the ten (10) Highly-Compensated Employees paid the greatest Compensation during the "determination and/or look-back year," then such individual shall not be considered a separate Employee, and any compensation paid to such individual (and any contribution or benefit on behalf of such individual) shall be treated as if paid to (or on behalf of) the five percent (5%) owner or such Highly-Compensated Employee.

1.14     "HOUR OF SERVICE" shall mean:

         (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

         (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has been terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, involuntary military duty or leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this subsection for any single continuous period during which no duties are performed (whether or not such period occurs in a single computation period). Hours of Service under this subsection shall be calculated and credited pursuant to section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference; and

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection
              (c). These Hours of Service shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

1.15         "LEASED  EMPLOYEE"  shall mean any  person  who,  pursuant  to an agreement between the

         Employer and any other person or organization, has performed services for the Employer or for the Employer and related persons (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, where such services are of a type historically performed by employees in the business field of the Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing
         (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation as defined in Section 8.2(b)(2) of the Plan but modified to include amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), (b) immediate participation, and (c) full and immediate vesting.

1.16     "NONHIGHLY-COMPENSATED   EMPLOYEE"  shall  mean  any  Employee  of  the
         Employer who is not a Highly-Compensated Employee.

1.17 "NORMAL RETIREMENT DATE" shall mean a Participant's sixty-fifth (65th) birthday or, if later, the fifth (5th) anniversary of his initial commencement of Plan participation; provided, however, the Normal Retirement Date for a Participant who first commenced participation in the Plan prior to the first Plan Year beginning on or after December 1, 1988 shall be the earlier of (i) the tenth (10th) anniversary of the date the Participant commenced participation in the Plan, or (ii) the fifth (5th) anniversary of the first day of the Plan Year beginning on or after December, 1988.

1.18     "PARTICIPATION"   shall  mean  any  Employee  who  has   satisfied  the
         eligibility requirements of Article Three and who is participating under the Plan.

 1.19 "PLAN" shall mean the Plan as set forth herein and as it may be amended from time to time.

1.20     "PLAN  YEAR"  shall  mean  the  twelve   (12)-consecutive-month  period
         beginning December 1 and ending November 30.

1.21     "SERVICE" shall mean service or employment with the Employer.

1.22 "TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto. "TRUST FUND" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.23 "TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.24 "VALUATION DATE" shall mean the annual date selected by the Actuary as of which Plan assets are valued and liabilities determined for purposes of an actuarial valuation.

1.25     "YEAR  OF   SERVICE"   shall   mean  a  twelve   (12)-consecutive-month
         computation period in which an Employee is credited with one thousand (1,000) or more Hours of Service.

         For purposes of eligibility to participate and to reparticipate following a Break in Service, the date an Employee performs his first Hour of Service shall be the beginning of the computation period.
         Thereafter, the Plan Year that includes the last day of the initial computation period shall be used as the computation period for purposes of eligibility to participate in the Plan. Succeeding computation periods shall be based on succeeding Plan Years.

         For purposes of benefit accrual under Section 4.1 and for purposes of determining a Participant's nonforfeitable right to his Accrued Benefit under Section 4.5 and his Early Retirement Date under Section 4.3, the twelve (12)-month period coincident with the Plan Year in which an Employee is credited with one thousand (1,000) or more Hours of Service shall be the computation period. Credit for a Year of Service shall be granted on completion of the one thousandth (1,000th) Hour of Service in each computation period.

                  ARTICLE TWO--SPECIAL RULES RELATED TO SERVICE



2.1 CESSATION OF EMPLOYMENT AND RETURN TO SERVICE. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service; provided, however, that if, when the Employee incurred his Break in Service, he had not completed sufficient Years of Service to be credited with a vested benefit under Article Four, his pre-Break Years of Service shall be disregarded if the number of consecutive Breaks in Service equal or exceed five (5).

         If an Employee incurred a Break in Service prior to the Plan Year commencing in 1985, the determination of such Participant's Years of Service shall be governed by the rules in effect at his termination of Service.


2.2 MATERNITY/PATERNITY FAMILY LEAVE OF ABSENCE. An Employee who is absent from work for an approved leave of absence due to Parental, Family or Medical Leave shall be credited with the number of Hours of Service (not in excess of 501) equal to:

         (a) the number of Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or

         (b) in any case in which the number of Hours of Service described in paragraph (a) cannot be determined, eight Hours of Service per day of such absence.

         In no event shall more than five hundred and one (501) of such hours be credited by reason of such period of absence. The Hours of Service shall be credited in the computation period (used for measuring Years of Service for vesting purposes) which starts after the leave of absence begins. However, the Hours of Service shall instead be credited in the computation period in which the absence begins if it is necessary to credit the Hours of Service in that computation period to avoid the occurrence of a Break in Service.

         For purposes of this Section 2.2, Parental, Family or Medical Leave means absence from work for maternity or paternity reasons (1) by reason of the pregnancy of the individual, (2) by reason of the birth of the child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Effective as of August 5, 1993, Parental, Family or Medical Leave shall include an absence from employment, not to exceed 12 weeks, for which an Employee is entitled to leave under Section 102(a) of the Family and Medical Leave Act of 1993 for the maternity or paternity reasons stated above or (A) to care for a spouse, child or parent who has a serious health condition or (B) to care for the Employee's own serious health condition.

2.3      SERVICE IN EXCLUDED JOB CLASSIFICATION, WITH RELATED COMPANIES.

         (a) Service while a Member of an Ineligible Classification of Employees. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, then for purposes of eligibility to participate in the Plan under Section 3.1 and determining a Participant's nonforfeitable right to his Accrued Benefit under Section 4.5, such Employee shall be credited with any prior Years of Service completed while a member of such an ineligible classification. For this purpose, an Employee shall be considered a member of an ineligible classification of employees for any period during which: (i) he is a Leased Employee; or (ii) he is employed in a job classification which is excluded from participating in the Plan under Section 3.1.

         (b) Service with Related Group Members. For each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, an Employee's Years of Service (solely for purposes of eligibility to participate in the Plan under Section 3.1 and determining a Participant's nonforfeitable right to his Accrued Benefit under Section 4.5) and with any one or more members of such related group shall be treated as employment by the Employer. The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute retirement or other termination of employment by the Employer for purposes of the Plan, but the Employee shall be deemed to have continued in employment with the Employer for purposes hereof, except for benefits accrued under Section 4.1. For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Code Sections 414(b), 414(c), or 414(m), respectively, or any other entity required to be aggregated under Code Section 414(o).

         (c) Construction. This Section is included in the Plan to comply with Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

                        ARTICLE THREE--PLAN PARTICIPATION


3.1 PARTICIPATION. All Employees participating in the Plan prior to its restatement shall continue to participate, subject to the terms hereof. Each other hourly Employee shall become a Participant under the Plan effective on the first day of the Plan Year or first day of the seventh month of the Plan Year after (i) completing one (1) Year of Service and
         (ii) attaining age eighteen (18).

         In no event, however, shall any Employee participate under the Plan while he is included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which agreement retirement benefits were the subject of good faith bargaining.

3.2      REEMPLOYMENT OF FORMER PARTICIPANT.  A Participant whose
         participation ceased because of termination of employment will immediately participate on returning to employment, if such Participant had a nonforfeitable right under Article Four to any portion of his Accrued Benefit derived from Employer contributions. If such reemployed Participant was not vested under Article Four upon termination of employment, he shall again become a Participant in accordance with the provisions of Section 2.1 and Section 3.1.

3.3 TERMINATION OF ELIGIBILITY. In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate but has not incurred a Break in Service, such Employee shall participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules in Section 2.1 of the Plan.

         In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if such Employee has satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant.

3.4 WAIVER OF PARTICIPATION. An Employee shall have the right to waive participation in the Plan by executing a form which explains the consequences of waiving participation hereunder. An Employee shall not be entitled to waive participation in the Plan if his failure to participate would jeopardize the Employer's ability to have this Plan or any other retirement plan satisfy the minimum coverage requirements of Section 410(b) of the Code.

                           ARTICLE FOUR--PLAN BENEFITS


4.1 NORMAL RETIREMENT BENEFIT. Each Participant who retires at his Normal Retirement Date shall be entitled to receive a monthly retirement benefit determined as of such date. The amount of his monthly benefit shall be equal to six dollars ($6.00) times his Years of Service up to a maximum of forty (40). A Participant's right to his benefit shall be nonforfeitable upon reaching his Normal Retirement Date and shall be payable under the rules specified in Article Five.

4.2 LATE RETIREMENT BENEFIT. A Participant who remains in the employ of the Employer after his Normal Retirement Date shall not be eligible to receive a distribution until his actual retirement date, subject to the provisions of Section 5.5 below. At the Participant's actual retirement date, he shall be entitled to receive a monthly retirement benefit determined under Section 4.1 based on his Years of Service credited as of his actual retirement date.

4.3 EARLY RETIREMENT. A Participant who separates from Service after becoming entitled to a nonforfeitable percentage of his Accrued Benefit shall be entitled to elect to receive a distribution of an early retirement benefit. The early retirement benefit shall be the Actuarial Equivalent of the Participant's Accrued Benefit and may commence at any time after the Participant's termination of Service, as elected by the Participant. The early retirement benefit shall be payable under the rules specified in Article Five.

4.4      DISABILITY RETIREMENT.

         (a) Payment of Actuarial Equivalent in the Event of Disability. If a Participant shall separate from Service with the Employer after being credited with no less than ten (10) Years of Service by reason of total and permanent disability, the Participant shall be entitled to receive disability payments determined as of the date of his disability retirement in an amount equal to his Accrued Benefit. The monthly benefit shall not be reduced for the commencement of payment before the Participant's Normal Retirement Date. "Total and permanent disability" shall mean suffering from a physical or mental condition that, in the opinion of the Administrator, in accordance with uniform rules consistently applied, and based upon appropriate medical advice and examination, can be expected to prevent the Participant from continuing his employment with the Employer in his pre-disability capacity. Receipt of a Social Security Disability award shall be deemed proof of total and permanent disability.

         (b) Effect of Recovery From Disability. If, upon recover from disability, a Participant is reemployed by the Employer, his Years of Service up to the date of his retirement for disability shall be restored and he shall commence to accrue benefits under the Plan based upon his Years of Service both before his retirement for disability and after his reemployment. However, the Plan benefits to which he may become entitled thereafter shall be reduced by the Actuarial Equivalent of the disability payments received.

         (c) Continuing Evidence of Disability. A disabled Participant may be required to submit evidence of his continued eligibility for disability income benefits at any time during disability retirement prior to his Normal Retirement Date, but not more than semiannually, to determine whether he is eligible for continuance of the disability pension. In the event the disabled Participant fails to submit evidence of his continued eligibility for such disability benefits when requested, his disability pension shall be discontinued until he submits such evidence.

4.5 VESTING. In the event that a Participant's Service with the Employer terminates for reasons other than death, disability, Normal or Late Retirement, such Participant shall have a nonforfeitable right to a percentage of his Accrued Benefit as determined under the following schedule. The benefit shall be payable under the rules specified in Article Five.

              YEARS OF SERVICE               Vested Percentage

             Less than 3 years                       0%
                     3                              20%
                     4                              40%
                     5                              60%
                     6                              80%
                 7 or more                          100%


         The nonvested portion of a Participant's Accrued Benefit shall be forfeited as of the earlier of (i) the last day of the Plan Year in which the Participant receives a distribution of his vested Accrued Benefit or (ii) the last day of the Plan Year in which the Participant incurs a Break in Service. The amount forfeited shall be used to reduce Employer contributions under Section 6.1.

4.6      DEATH BENEFITS.

         (a) Qualified Spousal Survivor Annuity. If a Participant dies while in the employ of the Employer and is survived by his spouse, the following minimum death benefit shall be provided under the Plan to the Participant's spouse: a monthly benefit equal to the amount which the Participant's spouse would have received if the Participant had (i) separated from Service on the date of death,
              (ii) survived to the earliest retirement age under the Plan, if later than his attained age and (iii) commenced receiving benefits under the joint and survivor annuity described in Section 5.2 on the day prior to his death.

              If a Participant who terminated employment, for any reason, with a right to a deferred vested benefit should die prior to the commencement of his benefit and be survived by his spouse, the Participant's surviving spouse shall be entitled to receive a minimum death benefit in an amount equal to that which the surviving spouse would have received under the terms of the above paragraph based on the Participant's vested Accrued Benefit as of the date of his death.

              Such minimum death benefit shall be paid to the Participant's surviving spouse during the remainder of his or her lifetime. However, if the present value of such death benefit, as of the date of the Participant's death, does not exceed $3,500, distribution of such death benefit shall automatically be made, in the form of an Actuarially Equivalent lump-sum payment, as soon as practicable following the Participant's death.

         (b) Death After Commencement of Benefit. If a Participant dies after payment of benefits has commenced, no death benefit shall be payable except as provided in the form of benefit elected by the Participant under Article Five.

                   ARTICLE FIVE-TIME AND MODE OF DISTRIBUTION
                                OF PLAN BENEFITS


5.1      NORMAL  FORM OF  BENEFIT.  The  pension  formula  under  Section 4.1 is calculated to produce a benefit in the form of equal monthly installments, payable to the Participant during his lifetime, with payments ceasing in the month of his death, subject to the succeeding provisions of this Article Five. For a married Participant, the provisions of Section 5.3 shall apply in lieu of this Section. Alternatively, a Participant shall be permitted to select any of the options in Section 5.3.

5.2 JOINT AND SURVIVOR ANNUITY. For any Participant who is married at his "annuity starting date," his benefit under the Plan shall be paid in the form of a "qualified joint and survivor annuity" unless the Participant, with the consent of his spouse, elects to waive such form of benefit during the period described in paragraph (d) below; provided, however, that the consent of the Participant's spouse shall not be required if the Participant selects the option set forth in
         Section 5.3(c) and names his spouse as his Beneficiary. The requisite spousal consent shall be in writing and must be witnessed by a Plan official or notary public, and shall apply only to the Participant's spouse who signs such waiver.

         (a) The "qualified joint and survivor annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The qualified joint and survivor annuity shall be the Actuarial Equivalent of the Participant's Accrued Benefit payable in the normal form specified under Section 5.1.

         (b) The Participant may elect to waive the qualified joint and survivor annuity form of benefit at any time during the election period. Such an election must be made in writing in a form acceptable to the Administrator. However, an election to waive the qualified joint and survivor annuity shall not take effect unless
              (1) the Participant's  spouse consents in writing to the election,
              (2) the election designates a specific alternate Beneficiary, if applicable, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (unless the Participant's spouse expressly permits designations by the Participant without any further spousal consent), (3) the spouse's consent acknowledges the effect of the election, and (4) the spouse's consent is witnessed by a Plan representative or a notary public. In addition, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Participant's spouse expressly permits designation by the Participant without any further spousal consent). Notwithstanding the foregoing, spousal consent hereunder shall not be required if it is established to the satisfaction of the Administrator that the spouse's consent cannot be obtained because such spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Code Section 417.

         (c) Any consent by a spouse obtained under this Section (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and/or a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below. In addition, any waiver made in accordance with this Section may be revoked at any time prior to the commencement of benefits under the Plan. A Participant is not limited to the number of revocations or elections that may be made hereunder.

         (d)  The  "election  period"  under  this  Section  shall be the ninety
              (90)-day period prior to the "annuity starting date," which date shall be the first day of the first period in which an amount is payable as an annuity or, if such benefit is not payable as an annuity, the first day on which the Participant may begin to receive a distribution from the Plan.

         (e) The Administrator shall provide to each Participant, no less than thirty (30) days or more than ninety (90) days prior to the election period, a written explanation of:

              (1) the terms and conditions of the qualified joint and survivor annuity;

              (2) the Participant's right to make, and the effect of, an election to waive such annuity;

              (3)   the  right  of  the   Participant's   spouse  regarding  the
                    requisite spousal consent to an election to waive the qualified joint and survivor annuity; and

              (4) the right to make, and the effect of, a revocation of an election to waive such annuity.

         (f) Notwithstanding the provisions of this Section, the qualified joint and survivor annuity requirements set forth above shall not apply for any Participant whose present value of his vested Accrued Benefit is $3,500 or less, as determined by use of the applicable assumptions set forth in Section 1.2. For purposes of determining whether a Participant's vested Accrued Benefit is subject to the qualified joint and survivor annuity requirements hereunder, the value of any amounts transferred from another qualified plan to the Plan shall be aggregated with such vested Accrued Benefit.

         (g) Once payments have commenced hereunder, the form of benefit payment may not be changed.

5.3 OPTIONAL FORMS OF BENEFIT PAYMENTS. In lieu of the normal forms of benefit described under Sections 5.1 and 5.2, a Participant may elect to receive (with the consent of his spouse, if required under Section 5.2) any of the alternative forms of benefit described below:

         (a)  A monthly  benefit  payable  to and  during  the  lifetime  of the
              Participant   with   payments   ceasing   in  the   month  of  the
              Participant's death.

         (b) A monthly benefit payable to and during the lifetime of the Participant, and in the event of the Participant's death after payments have commenced, but prior to the completion of one hundred and twenty (120) monthly payments, the monthly payments shall continue to be paid to the Participant's designated Beneficiary until a combined total of one hundred and twenty (120) monthly payments have been received by the Participant and his Beneficiary. If the
              Beneficiary predeceases the Participant, the balance of the payments, if any, will be made to the Participant's estate or to such other Beneficiary as the Participant may have designated.

         (c) A monthly benefit payable to and during the lifetime of the Participant, and in the event of the Participant's death after payments have commenced, but prior to the completion of one hundred and eighty (180) monthly payments, the monthly payments shall continue to be paid to the Participant's designated Beneficiary until a combined total of one hundred and eighty (180) monthly payments have been received by the Participant and his Beneficiary. If the Beneficiary predeceases the Participant, the balance of the payments, if any, will be made to the Participant's estate or to such other Beneficiary as the Participant may have designated.

         (d)  A lump sum.

         Any of the alternative forms of benefit set forth above (except installment payments under Section 5.3(e)) shall be the Actuarial Equivalent to the normal form of benefit described in Section 5.1. Provided, however, that in no event shall a form of benefit hereunder provide a benefit in excess of the amount permitted under Code Section 401(l) and the regulations promulgated thereunder.

         Benefit elections shall be in writing and shall be filed in accordance with uniform administrative procedures established by the Administrator. If the Beneficiary dies after the election of an option but prior to the commencement of payments to the Participant, the election shall be null and void and the Participant may elect any alternative form of payment. If the Beneficiary dies following the commencement of monthly payments to a Participant under Section 5.3
         (c), payment of the monthly income will continue only to the Participant.

5.4 REVOCATION OR CHANGE OF OPTIONAL FORM. A Participant may revoke or change any election previously made, or deemed to be made under this Article Five, ninety (90) days prior to the date of commencement of his benefits, in the form and manner prescribed by the Administrator. The Administrator may waive such ninety (90)-day requirement.

5.5 TIME OF COMMENCEMENT OF RETIREMENT PAYMENTS. Except as otherwise provided below, distribution of benefits to a Participant who retires on or after his Normal Retirement Date, or who terminates employment as a result of his "permanent and total disability" as defined in Section
         4.4 above, or as a result of his early retirement as defined in Section 4.3, shall commence no later than sixty (60) days following the close of the Plan Year in which such event occurred, unless the Participant elects to defer receipt of his benefits subject to the provisions of this Section. However, if the present value of the Participant's vested Accrued Benefit exceeds $3,500 (as determined by use of the applicable assumptions set forth under Section 1.2), distribution of his benefit shall not commence prior to such Participant's Normal Retirement Date unless the Participant otherwise elects in writing.

         If a Participant terminates employment for any reason other than Normal Retirement, early retirement, disability or death, distributions of his benefits shall commence as soon as administratively practical following the close of the Plan Year in which he incurs a Break in Service. However, if the present value of the Participant's vested Accrued Benefit exceeds $3,500 (as determined by use of the applicable assumptions set forth under Section 1.2), distribution of his benefit shall not commence prior to such Participant's Normal Retirement Date unless the Participant otherwise elects in writing.

         The failure of a Participant to consent to a distribution while the vested Accrued Benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of such benefit.

         If a Participant receives a lump sum distribution from the Plan as a result of terminating his employment, he shall, at such time as he again becomes an Employee, have the right to restore his Accrued Benefit to the extent forfeited upon the repayment to the Plan of the full amount of the distribution, plus interest compounded annually at the rate determined for purposes of Code Section 411(c)(2)(C) from the date of distribution to the date of requirement. Such right of repayment by the Participant shall terminate upon the earlier of (i) five years from the individual again becoming an Employee, or (ii) the completion of five consecutive Breaks in Service following the date of distribution of the lump sum to the Participant.

         Notwithstanding any provision contained herein to the contrary, a Participant who is not vested in any portion of his Accrued Benefit attributable to Employer contributions shall be deemed to have received a distribution of such Accrued Benefit as of the end of the Plan Year in which he incurs a Break in Service. In the event such Participant is credited with an Hour of Service before incurring five consecutive Breaks in Service, his vested Accrued Benefit previously deemed distributed to him will be deemed repaid to the Plan.

         A Participant may elect to defer receipt of his retirement benefits; provided, however, that in no event shall the distribution commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), unless the Participant attained age seventy and one-half (70 1/2) on or before January 1, 1988 and was not a five percent (5%) owner of the Employer, or the Participant signed a timely election form complying with the provisions of Section 242(b) of TEFRA. For any Participant who signed such a form, or who have attained age seventy and one-half (70 1/2) on or before January 1, 1988 and was not a five percent (5%) owner, payment must be made or commence by the later of the April 1st following the calendar year of retirement or the April 1st following the calendar year in which age seventy and one-half (70 1/2) is attained.

5.6 SUSPENSION OF BENEFITS UPON RE-EMPLOYMENT. In the event that a retired or terminated Participant is re-employed by the Employer, his monthly benefit (if any) shall be suspended during the period of his re-employment. Upon his subsequent retirement or other termination of employment, his benefit (if any) shall be determined in accordance with the applicable provisions of the Plan then in effect, with recognition of his prior Service in accordance with such provisions and with appropriate actuarial adjustment to reflect any benefits paid under the Plan prior to his re-employment, but the amount of his benefit shall not be less than if he had not been re-employed, nor shall it be greater than the benefit he would otherwise have received had his employment been continuous.

5.7 NOTICE TO EMPLOYEES. If a Participant remains in the employ of the Employer after his Normal Retirement Date thereby deferring the payment of his monthly benefit, or if a retired or terminated Participant is re-employed thereby resulting in the suspension of his monthly retirement benefit, the Administrator shall notify the Participant of the deferral or suspension of his benefit; such notice shall contain such information and shall be given at such time as may be required by applicable law or regulation.

5.8 DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of any death benefits payable under an alternative payment option selected by the Participant under Section 5.3 if such Beneficiary should survive the Participant. However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant's spouse has signed a written consent witnessed by a Plan representative or a notary public, which consent provides for a designation of an alternate Beneficiary.

         Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designations shall govern. In the absence of an effective designation of Beneficiary, or if the Beneficiary dies before complete distribution of the Participant's benefits, all amounts shall be paid to the surviving spouse of the Participant, if living, or to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

5.9 MODE OF DEATH BENEFITS. The Beneficiary shall be allowed to designate the mode of receiving benefits unless the Participant had designated in writing a method of distribution. However, no designation of a payment method by a Participant shall prevent the Participant's spouse from receiving the qualified spousal survivor annuity, as described in
         Section 4.5(a), provided such benefit shall otherwise be payable under the Plan.

         If payments start at the "required time" (as defined below), and if all payments are to be made to or for the benefit of one or more natural persons, the following distribution modes shall be available:

         (a) a level pension, which is the Actuarial Equivalent of the death benefit, payable for the Beneficiary's lifetime;

         (b)  a lump sum; and

         (c) installment payments of the lump sum (in a manner similar to that in Section 5.3(e)) paid over the life expectancy of the Beneficiary. (If the Beneficiary is the spouse of the Participant, the Beneficiary shall be permitted to recalculate such life expectancy each year.)

         The "required time" for commencement of payments shall be within one year of the Participant's death or, in the case of a surviving spouse, no later than the date on which the Participant would have reached age seventy and one-half (70 1/2). (If a surviving spouse dies before distributions to the spouse begin, this paragraph shall be applied as if the surviving spouse were the Participant.)

         If payments start after the required time, or to the extent payments are not designated to or for the benefit of a natural person, the following distribution modes shall be available:

         (a)  lump sum; and
         (b) payments of installments at such time and in such amount as determined by the Beneficiary, provided that all amounts must be paid within five (5) years of the Participant's death.

         If a Participant dies after payments to him have commenced, any survivor's benefit must be paid no less rapidly than the method of payment in effect at the time of the Participant's death.

         Nothing within this Section shall invalidate any Participant's previous designation of a mode of paying death benefits, provided such designation was made prior to January 1, 1984 and was in accordance with all requirements announced by the Internal Revenue Service with respect to the transitional rule established under Section 242(b) of TEFRA. No modification of the mode set out in any such election shall be allowed, however, unless it is in compliance with this Section 5.9.

5.10     MINIMUM DISTRIBUTION RULES.

         (a)  In the case of  installment  payments  for  distributions  made to
              comply  with  the  provisions  of  Code  Section  401(a)(9),   the
              following rules shall apply:

              (1) Payments to Participant or to Participant and Surviving Spouse. Payments shall commence no later than the date provided for in Section 5.5. The amount to be distributed each year shall be at least equal to the balance in a segregated installment account, as of the preceding Valuation Date, multiplied by the following fraction: the numerator of the fraction shall be one (1) and the denominator shall be the life expectancy of the Participant (or joint life expectancies of the Participant and his spouse) determined as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year.

              (2) Payments to Participant and Non-Spouse Beneficiary. Payments shall commence no later than the date provided in Section
                    5.5. The amount to be distributed each year shall be at least equal to the balance in the segregated installment account, as of the preceding Valuation Date, multiplied by the following fraction: the numerator of the fraction shall be one (1) and the denominator shall be the joint life expectancy of the Participant and his Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year. Payments shall be restricted under this option to ensure compliance with the minimum distribution incidental death benefit requirement of Code Section 401(a)(9) and the regulations promulgated thereunder.

              (3) Payments to Beneficiary. Payments shall commence no later than the date provided for in Section 5.9. The amount to be distributed each year shall be at least equal to the lump-sum value of the Participant's vested Accrued Benefit as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year.

              (4) Recalculation of Life Expectancy. If distribution is to be made over the life expectancy of the Participant, or where the Participant's spouse is his Beneficiary, the life expectancy of the Participant's surviving spouse, or the joint life expectancies of the Participant and his spouse, such life expectancy or joint life expectancies may, at the election of the Participant or his surviving spouse as the case may be, be recalculated annually. Any such election shall be irrevocable as to the Participant (and spouse, if applicable) and shall apply to all subsequent years. In no event, however, shall the life expectancy of a nonspouse Beneficiary be recalculated.

5.11 ANNUITY INCOME. Subject to the provisions of Sections 4.6(a) and 5.2, the Administrator may direct the Trustee to purchase from an insurance company selected by the Administrator an annuity contract that will provide the monthly income in an amount equal to that which the Participant or Beneficiary is entitles under the Plan. In the event an annuity contract is so purchased, the contract may either be assigned to the Participant of his Beneficiary on a nontransferable basis or held by the Trustee for the benefit of the Participant or his Beneficiary.

5.12 ROLLOVERS TO OTHER PLANS OR IRAS. Notwithstanding any other provision of the Plan to the contrary, as to any distribution made after December 31, 1992, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a direct rollover.

         For purposes of this Section 5.12, the following definitions shall apply.

         (1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include:

              (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's beneficiary, or for a specified period of ten years or more.

              (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

              (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code
              Section 401(a), that accepts the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (3) Distributee. A distributee includes an Employee or former Employee. In addition the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         (4) Direct Rollover. A direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.

                      ARTICLE SIX--EMPLOYER CONTRIBUTIONS,
                    ROLLOVERS AND TRANSFERS FROM OTHER PLANS


6.1 EMPLOYER CONTRIBUTIONS. The Employer shall retain an Actuary to assist it in determining the amount of contributions to be made under the Plan. The contribution of the Employer may be paid to the Trustee on any date or dates which the Employer may select, subject to the requirements of applicable law, and shall be made in the form of cash or checks made payable to the Trustee.

6.2 FORFEITURES. No forfeiture under the Plan shall be applied to increase the benefits that any Participant or Beneficiary would otherwise receive. Any amounts forfeited shall be held in the Trust Fund and used to reduce the contributions of the Employer.

6.3 ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid over to the Trustee amounts which have been held under other plans qualified under Code Section 401 either (a) maintained by the Employer which have been discontinued or terminated with respect to any Employee, or (b) maintained by another employer with respect to which any Employee has ceased to participate. Any such transfer or rollover may also be made by means of an Individual Retirement Account qualified under Code Section 408 where the Individual Retirement Account was used as a conduit from the former plan. Any amounts so transferred on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account, to be paid in addition to amounts otherwise payable under the Plan. The amounts of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains and losses. If an Employee has not satisfied the eligibility requirements of Section 3.1 but has either transferred or rolled over an amount from another qualified plan, such Employee shall be considered a Participant under the Plan but only to the extent of such transferred or rolled over amount.

         Subject to the approval of the Administrator, the Trustee is authorized to pay to the trustee or custodian of other qualified retirement plans any nonforfeitable benefits attributable to Employer contributions provided under the Plan for the benefit of any Participant upon the terms and conditions set forth herein.

                    ARTICLE SEVEN--ADMINISTRATION OF THE PLAN


7.1      PLAN ADMINISTRATOR.

         (a) The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator and named fiduciary of the Plan, unless the Employer, by action of its board of directors, shall designate a person or Administrator of persons to be the Administrator and named fiduciary. The administration of the Plan, as provided herein, including the determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator. The Administrator shall conduct its business and may hold meetings, as determined by it, from time to time. In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (1) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

         (b) The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, and actuarial fees, shall be paid by the Plan, or by the Employer, if it so elects. No compensation may be paid by the Plan to full-time Employees of the Employer.

         (c) The Administrator shall keep a record of all its proceedings in the form and to the extent requested by the board of directors of the Employer. The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.

         (d) The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

         (e) Pursuant to procedures established by the Administrator, adequate notice in writing shall be provided to any Participant or Beneficiary whose claim for benefits under the Plan has been denied within ninety (90) days of receipt of such claim. Such notice shall set forth the specific reason for such denial, shall be written in a manner calculated to be understood by the claimant, and advice of the right to administrative review. If such review is requested by the claimant or his authorized representative within ninety (90) days after receipt by the claimant of written notification of denial of his claim, the Administrator shall afford a reasonable opportunity for a full and fair review by the Administrator of the decision denying the claim. The review shall focus on the addition facts, legal interpretations or material, if any, presented by the claimant. A hearing is not required under the review procedure.

                         ARTICLE EIGHT--TRUST AGREEMENT


8.1 ESTABLISHMENT OF THE TRUST. The Employer and the Trustee hereby enter into a Trust agreement which, except to the extent such trust agreement is set forth in a valid separate and distinct document, is incorporated herein and which establishes a Trust consisting of such sums of money and other property as may from time to time be contributed or transferred to the Trustee under the terms of the Plan, along with any property to which any portion of the Trust Fund may from time to time be converted, and which provides for the investment of Plan assets and the operation of the Trust. This trust agreement, as amended from time to time, shall be deemed part of the Plan, and all rights and benefits provided to persons under the Plan shall be subject to the terms of the Trust agreement. In the event the Employer has entered into a separate and distinct trust agreement which is not incorporated in the terms of this Plan, and such trust agreement, subsequent to its establishment, becomes void or ceases to operate, the terms of this Article shall become effective with respect to the Employer.

8.2 PURPOSE OF THE TRUST. The purpose of the Trust is to invest in and hold property for the exclusive benefit of Participants and their Beneficiaries. At no time shall the Trust be operated or construed in a manner contrary to this purpose. The Trust shall be a separate entity from the Employer and its assets. In no event shall the Trust Fund ever be subject to the rights or claims of any creditor of the Employer. It is expressly understood that the duties and obligations of the Trustee shall be only those expressly stated in this Article.

8.3 DISTRIBUTIONS. The Trustee shall from time to time make distributions from the Trust Fund to such persons, in such amounts, and in such manner as the Administrator may direct in writing. Instructions to the Trustee from the Administrator need not specify the purpose of the distributions so ordered, and the Trustee shall not be responsible in any way for the propriety of such distributions or for the administration of the Plan. Any such instructions shall constitute a certification that each distribution directed is one which the Administrator is authorized to direct. The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plan. If a dispute arises regarding who is entitled to or should receive any distribution from the Trust Fund, the Trustee may withhold, or cause the withholding of, such distribution until the dispute has been resolved.

8.4      EXCLUSIVE BENEFIT.

         (a) Except as the Administrator may authorize the Trustee to return contributions to the Employer pursuant to the terms of the Plan, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and for defraying expenses of the Plan and Trust.

         (b) The Employer shall have no beneficial interest in the assets of the Trust, and no part of the Trust shall ever revert to or be repaid to the Employer, directly or indirectly, except that upon written request, the Employer shall have a right to recover


              (1) a contribution to the Plan made by mistake of fact if such contribution (to the extent made by mistake of fact) is returned to the Employer within one year after payment of such contribution;

              (2) any contributions to the Plan conditioned upon initial qualification of the Plan under Section 401(a) of the Code if the Plan does not so qualify and such contributions are returned to the Employer within one year after the denial of qualification of the Plan and only if a determination letter request is filed by the terms prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted;

              (3) a contribution to the Plan which is disallowed as a deduction under section 404 of the Code if such contribution (to the extent disallowed) is returned to the Employer within one year after the deduction is disallowed; and

              (4) any residual assets due to a Section 415 excess contribution upon termination of the Plan if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied and the reversion does not contravene any provision of law.

         (c) The previous paragraph shall not apply to a "qualified domestic relations order," as defined in Section 414(p) of the Code, and any other domestic relations orders permitted to be so treated by the Trustee under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under any domestic relations orders it determines to be qualified. To the extent provided under a "qualified domestic relations order," a former Spouse of a Participant shall be treated as the Participant's Spouse or Surviving Spouse for all purposes under the Plan.

8.5 EXPENSES OF THE PLAN AND TRUST. All legal, administrative, taxes, and other expenses of the Plan and Trust and the Trustee's fees (if any) shall be paid from the Trust Fund except to the extent paid by the Employer.

8.6 DUTIES AND RESPONSIBILITIES OF TRUSTEE. It shall be the duty of the Trustee to hold in Trust the funds from time to time received by it, and the Trustee shall have authority to manage and control the assets of the Plan pursuant to the terms of the Plan, the Trust agreement, and the funding policy and method determined by the Employer, except as otherwise provided in Section 9.5. The Trustee shall discharge such powers and duties for the exclusive purpose of providing benefits to the Participants and Beneficiaries and defraying reasonable expenses of administering the Plan, and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall diversify the investments of the Plan so as to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so. However, the Trustee may hold, acquire, or invest in qualifying employer securities as defined in
         Section 407(d)(5) of ERISA or qualifying employer real property as defined in Section 407(d)(4) of ERISA (or both) to the extent that the aggregate fair market value of such securities and property does not exceed the limitations set forth in Section 407. The Trustee shall not engage in any prohibited transactions as defined in the Code or ERISA.

         The Trustee shall not be liable for acquiring, retaining or selling any investment or reinvestment made in accordance with a direction of the Administrator as provided herein, nor for any loss or diminution of the Trust Fund resulting from the Trustee's action or inaction pursuant to a direction of the Administrator; nor shall the Trustee be liable for any loss or diminution of the Trust Fund resulting from the Trustee's inaction hereunder in the absence of proper directions from the Administrator unless it shall have been judicially determined that any such loss was due to the willful misconduct of the Trustee or its failure to act in good faith in accordance with the provisions of this agreement.

8.7 SPECIFIC POWERS AND DUTIES OF TRUSTEE. In addition to the powers and duties conferred upon it by other provisions of the Plan and except to the extent inconsistent with applicable law or with provisions of the Plan and Trust, the Trustee shall have the following powers regarding the Trust and Trust Fund:

         (1) To sell at public or private sale, exchange, convey, transfer, lease, or otherwise dispose of, and also to grant options with respect to all or any part of any property at any time held in the Trust Fund, for such considerations, in cash or in credit, and upon such terms and conditions, as it shall deem advisable. In connection with the purchase of securities, margin accounts may be opened and maintained. If put or call options are traded, they must be traded on and purchased through a national securities exchange registered under the Securities Act of 1934, as amended, or if the options are not traded on the national securities exchange, they must be guaranteed by a member firm of the New York Stock Exchange.

         (2) To compromise or settle any claim in respect of any debt or other obligation due to it as Trustee hereunder, to institute and prosecute any and all legal proceedings (including foreclosure proceedings) on behalf of the Plan, or to take any other action for the purpose of enforcing any such claim, and to change the rate of interest or extend the maturity date of any such debt or obligation.

         (3) To compromise or settle any claim with respect to any debt or other obligation due to third persons from it as Trustee hereunder; to define any and all legal proceedings in respect of any such claim; and to change the rate of interest on, extend the maturity date of, or otherwise modify the terms of any such debt or obligation.

         (4) To join in and become a party to, or to oppose any reorganization (including any consolidation, merger, or other capital changes) of any corporate securities which may at any time be held in the Trust Fund, or any plan or agreement for the protection of the interests of the holders of any such securities; to participate in any such protective plan or agreement or any such reorganization to the same extent and as fully as though it was the absolute and individual owner of such securities; to deposit with any Administrator or depositories pursuant to any such protective plan or agreement or any such reorganization any securities held in the Trust Fund; to make payments from the Trust Fund of and charges or assessments imposed by the terms of any such protective plan or agreement on any such reorganization; and to receive and continue to hold in the Trust Fund any property allotted to the Trust Fund by reason of the Trustee's participation therein.

         (5) To vote, in person or by general or limited proxy, on any securities at any time held in the Trust Fund, at any meeting of security holders, with respect to any business which may come before the meeting; to execute general or limited proxies to one or more nominees; as holder of said securities, to consent to, approve and authorize any corporate act or proceeding, including any merger on consolidation, lease, mortgage or sale of corporate property, or dissolution or liquidation, whether or not proposed at any such meeting; to execute such instruments as may be necessary or appropriate therefore; and generally to exercise the powers of an owner with respect to stocks, bonds, securities, or other property.

         (6) To exercise any conversion or subscription rights appurtenant to any securities at any time held in the Trust Fund or to sell any such rights.

         (7) To execute, acknowledge and deliver any and all deeds, leases, assignments and other instruments that it may deem necessary or proper in the exercise of any of its powers under this agreement.

         (8) To cause any property at any time held in the Trust Fund to be registered in the name of a nominee of the Trustee, without disclosure of the Trust, or to hold in bearer form any securities at any time held in the Trust Fund so that they will pass by delivery, but any such registration or holding by the Trustee shall not release it from its responsibility for the safe custody and disposition of the Trust Fund, in accordance with the terms and provisions of this agreement.

         (9) To improve, develop, repair, maintain, preserve and operate any property held in the Trust Fund, or to invest and retain qualifying employer real property and lease such property to the Employer as permitted under the appropriate sections of ERISA and Regulations promulgated thereunder.

         (10)To borrow from time to time money from persons or others (but not from a party in interest) for the purposes of the Trust created hereby on such terms and conditions as the Trustee may deem advisable.

         (11)To employ suitable agents and counsel, and to pay their reasonable expenses and compensation.

         (12)To hold part or all of the Trust Fund uninvested in its own banking department, if any, and the Trustee is further authorized to deposit, at interest, such funds of the Plans as it may from time to time deem appropriate in time deposits or savings accounts bearing a reasonable interest rate, including, specifically, deposits in the commercial banking departments in a Trustee bank.

         (13)To invest and reinvest in bonds, notes, debentures, stocks, options, mutual funds, life insurance policies, mortgages, vendors' interest in contracts for sale of real property or other property, real, personal or mixed, in such manner and to such extent as is prudent under the circumstances.

         (14)To transfer moneys and assets of the Trust into common trust funds established for the Plan, including common trust funds held by a corporate Trustee (provided the Trustee is a national banking association).

         (15)To do all acts, whether or not expressly authorized herein, which it may deem necessary and proper for the protection of the property held hereunder, and to carry out the purposes of the Plan.

         (16)To hold up to ten percent (10%) of the fair market value of Plan assets in qualifying employer securities as defined in Section 407(d)(5) of ERISA or qualifying employer real property as defined in Section 407(d)(4) of ERISA.

         If there is more than one Trustee designated and acting under this Trust, all actions by the Trustee must be adopted by a majority of the Trustees.

8.8 INVESTMENT MANAGER. Upon written notice to the Trustee and the Administrator, the Employer may appoint one or more investment managers as described in ERISA section 3(38), which shall have the power to manage, acquire, or dispose of all or part of the Trust assets in accordance with the provisions of the Plan and Trust agreement. The Administrator and each such investment manager shall execute a written agreement specifying the Trust assets to be managed and the investment manager's duties and responsibilities with respect to such assets, and in such agreement the investment manager shall acknowledge that it is a fiduciary with respect to the Plan and Trust. The Administrator may authorize each investment manager to give written instructions to the Trustee with respect to acquiring, managing, and disposing of assets managed by such investment manager, and the Trustee shall follow such instructions and shall be under no duty to make an independent determination regarding whether the instruction is proper. The fees and expenses of an investment manager shall be paid by the Trust except to the extent paid by the Employer.

8.9      COMPENSATION OF TRUSTEES AND AGENTS.

         (a) The Trustee shall be entitled to reasonable compensation for its services. Compensation shall be comparable to charges for similar services made from time to time by other Trustees in the geographic area in which the Trustee has its principal business.

         (b) Any Trustee shall be entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. It may employ such agents, attorneys, accountants, or assistants as it may from time to time deem necessary or advisable and fix the compensation to be paid to them. Such counsel or other agents may be counsel or other agents consulted or employed by the Employer. The expenses of the Trustee and the compensation of the persons so employed shall be paid by the Trust Fund or the Employer, as the Administrator shall determine, on at least an annual basis.

         (c) An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan.

8.10 REPORTS OF TRUSTEE. The Trustee shall maintain records of receipts and disbursements and shall render reports on at least an annual basis to the Administrator and to Participants in such form and containing such information as it deems necessary, provided that such information shall satisfy all applicable requirements imposed by ERISA. The records and accounts of the Trustee may be audited annually by an independent firm of certified public accountants selected by the Administrator.


8.11     RESIGNATION, REMOVAL AND SUBSTITUTION OF TRUSTEE.

         (a) A Trustee may resign at any time upon thirty days notice to the Employer. A Trustee may be removed at any time by the Employer upon five days written notice to the Trustee, with or without cause. Upon resignation or removal of the Trustee, the Employer shall appoint a successor Trustee which shall have the same powers and duties as are conferred upon the Trustee hereunder. Upon the delivery by a predecessor Trustee to the successor Trustee of all property of the Trust Fund, less such reasonable amount as it shall deem necessary to provide for its expenses, compensation, and any taxes or advances chargeable or payable out of the Trust Fund, the successor Trustee thereupon shall have the same powers and duties as were conferred upon the predecessor Trustee. No successor Trustee shall have any obligation or liability with respect to the acts or omissions of its predecessors.

         (b) In the event that a corporate Trustee merges or consolidates with another corporation or sells or transfers substantially all of its assets and business to another corporation, or is in any manner reorganized or reincorporated, then the resulting or acquiring corporation shall thereupon become the corporate Trustee hereunder without the execution of any instrument and without the need for any action by the Administrator, any Participant or Beneficiary, or any other person having or claiming to have an interest in the Trust Fund or the Plan.

         (c) The Trustee shall be appointed by the Employer. The appointment of a Trustee shall become effective as of the date the Employer receives the Trust's written acceptance of the appointment. The Trustee's signature on the Plan constitutes acceptance of the appointment. The Employer shall appoint a new Trustee if a Trustee fails to accept its appointment in writing.

8.12 AMENDMENT AND TERMINATION. The Employer shall have the right at any time, by an instrument in writing, duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend this agreement, in whole or in part, and to terminate the Trust, in accordance with the express provisions of the Plan. In no event, however, shall the duties, powers or liabilities of the Trustee hereunder be changed without its prior written consent.

8.13 IRREVOCABILITY. Subject to the provisions of the Plan, the Trust is declared to be irrevocable, and except as otherwise provided in Section 8.5, no part of the Trust Fund shall revert to or be recoverable by the Employer or be used for or diverted to any purposes other than for the exclusive benefit of Participants and Beneficiaries.

8.14     PARTIES TO THE TRUST AGREEMENT.

          (a) Any company which has adopted the Plan in accordance with the terms thereof shall become a party to this agreement upon signing the Plan or upon delivering a certified copy of a resolution to the effect that it agrees to adopt the Plan, to become a party to this agreement, and to be bound by all terms and conditions of the Plan and this agreement, as then in effect and as may thereafter be amended. The Administrator shall have the sole authority to enforce this agreement and the Trustee shall in no event be required to deal with any person except the Administrator. The Trustee shall in all respects invest and administer the Trust Fund as a single fund for investment and accounting purposes, without identification as to individual Participants, Beneficiaries, or Employers.

         (b) Any corporation or other participating entity shall cease to be a party to this agreement upon delivering to the Trustee a certified copy of a resolution terminating its participation in the Plan. In such event, or in the event of the merger, consolidation, sale of property or stock, separation, reorganization or liquidation of any corporation that is a party to this agreement, the Trustee, until directed otherwise by the Administrator shall continue to hold, in accordance with the provisions of this agreement, that portion of the Trust Fund which, pursuant to the determination of the Administrator, is attributable to the participation in the Plan of the Employees and their Beneficiaries affected by such termination or by such transaction.

8.15 TRUSTEE ACTION. If the Trustee consists of more than one person, the Trustees shall act by a majority of their number. The Trustees may authorize one or more specific Trustees to sign papers on their behalf.

                  ARTICLE NINE--EARLY TERMINATION RESTRICTIONS
                             AND BENEFIT LIMITATIONS

9.1      BENEFIT RESTRICTIONS IN THE EVENT OF EARLY TERMINATION OF THE
         PLAN.

         (a) Except as may otherwise be provided by applicable law, Employer contributions on behalf of any of the twenty-five (25) highest paid Employees at the time the Plan is established and whose anticipated annual benefit exceeds $1,500 shall be restricted as provided in subsection (b) upon the occurrence of the following conditions:

              (1) The Plan is terminated within ten (10) years after its establishment; or

              (2) The benefits of such highest paid Employee become payable within ten (10) years after the establishment of the Plan.

         (b) Employer contributions which may be used for the benefit of an Employee described in subsection (a) shall not exceed the greater of $20,000, or twenty percent (20%) of the first $50,000 of the Employee's average annual compensation during the last 5 years of employment, multiplied by the number of year between the date of the establishment of the Plan and:

              (1) if Section 8.1(a)(1) applies, the date of the termination of the Plan, or

              (2) if Section 8.1(a)(2) applies, the date the benefits become payable, or

         (c) If the Plan is amended so as to increase the benefit actually payable, in event of the subsequent termination of the Plan, or the subsequent discontinuance of contributions thereunder, then the provisions of the above paragraphs shall be applied to the Plan as so changed as if it were a new plan established on the date of the change. The original group of twenty-five (25) Employees (as described in subsection (a) above) shall continue to have the limitations in subsection (b) apply as if the Plan had not been changed. The restrictions relating to the amendment shall apply to benefits or funds for each of the twenty-five (25) highest paid Employees on the effective date of such amendment except that such restrictions need not apply with respect to any Employee in this group for whom the normal annual pension or annuity, provided by Employer contributions prior to that date and during the ensuing ten (10) years and based on the Employee's rate of compensation on that date, could not exceed $1,500.

              The Employer contributions which may be used for the benefit of the new group of twenty-five (25) Employees shall be limited to the greater of:

              (1) the Employer contributions (or funds attributable thereto) which would have been applied to provide the benefits for the Employee if the Plan had been continued without change; or

              (2)   $20,000; or

              (3)   the  sum  of  (A)  the  Employer   contributions  (or  funds
                    attributable thereto) which would have been applied to provide benefits for the Employee prior to the amendment had the Plan been terminated the day before the effective date of amendment, and (B) an amount computed by multiplying the number of years for which the current costs of the Plan after that date are met by (i) twenty percent (20%) of the first $50,000 of the Employee's annual average compensation, or (ii) $10,000, whichever is smaller.

         (d) Notwithstanding the above limitations, the following limitations shall apply if they would result in a greater amount of Employer contributions to be used for the benefit of the restricted
              Employee:

              (1) in the case of a substantial owner (as defined in Section 4022(b)(5) of ERISA), a dollar amount which equals the present value of the benefit guaranteed for such Employee under Section 4022 of ERISA or, if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the Pension Benefit Guaranty Corporation ("PBGC"); and

              (2) in the case of the other restricted Employees, a dollar amount which equals the present value of the maximum benefit described in Section 4022(b)(3)(B) of ERISA (determined on the earlier of the date the Plan terminates or the date benefits commence, and determined in accordance with regulations of PBGC) without regard to any other limitations in Section 4022 of ERISA.

         (e) Notwithstanding the otherwise applicable restrictions on distributions of benefits incident to early Plan termination, a Participant's otherwise restricted benefit may be distributed in full upon depositing, with an acceptable depository, property having a fair market value equal to one hundred and twenty-five percent (125%) of the amount which would be repayable had the Plan terminated on the date of the lump sum distribution. If the market value of the property held by the depository falls below one hundred and ten percent (110%) of the amount which would be repayable if the Plan were then to terminate, additional property necessary to bring the values of the property held by the depository up to one hundred and twenty-five percent (125%) of such amount shall be deposited.

         (f) In lieu of the arrangement set forth in Section 9.1(e) above, and notwithstanding the otherwise applicable restrictions of this Section, the payment of a Participant's otherwise restricted benefit may be distributed or transferred in one sum if the following conditions are met. Prior to the Participant's termination of employment, the Participant must enter into an agreement with the Trustee, or the Participant must arrange for an agreement between a third party (including the trustee of another plan qualified under Section 401 of the Code) and the Trustee, which states that, in the event the restrictions contained in this Section become applicable, there shall be paid to the Trustee by the Participant (or, in the case of his death, by his estate, or by the third party, as appropriate) a sum equal to the actuarial value of the amounts by which the Participant's monthly retirement benefits would have been decreased during his then-remaining lifetime pursuant to the provisions of this Section.

         (g) Notwithstanding the foregoing provisions of this Section 9.1, in the event of the early termination of the Plan (as described above) after December 31, 1990, the benefits to any of the twenty-five (25) most highly compensated active and former Highly-Compensated Employees shall be restricted such that the annual payments shall be no greater than an amount equal to the payment that would be made on behalf of any such Employee under a single life annuity that is the Actuarial Equivalent of the Employee's Accrued Benefit under the Plan.

              The preceding paragraph shall not apply if:

              (i) After payment of the benefit to an Employee described in the preceding paragraph, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in Code Section 412(1)(7), or

              (ii) the value of the benefits for an Employee described above is less than 1% of the value of current liabilities.

9.2      LIMITATION OF BENEFITS.

         (a)  Rules: The following rules limit benefits payable under the Plan:

              (1) The annual benefit otherwise payable to a Participant at any time shall not exceed the maximum permissible amount (as hereinafter defined). No Participant may accrue a benefit in excess of that amount.

              (2) If the Participant makes nondeductible Employee contributions under the terms of the Plan, such contributions, which are credited for the limitation year, shall, except for purposes of subsection (3) below, be treated as an annual addition to a qualified defined contribution plan, for purposes of these rules.

              (3) The limitation in subsection (1) shall be deemed satisfied if the annual benefit payable to a Participant is not more than $1,000 multiplied by the Participant's number of Years of Service or portions thereof (not to exceed ten (10)) with the Employer, provided the Participant has never participated in a qualified defined contribution plan maintained by the Employer.

              (4) If a Participant is, or has ever been, covered under more than one defined benefit plans maintained by the Employer, the sum of the Participant's annual benefits from all such plans may not exceed the maximum permissible amount. Benefits shall be reduced under any other defined benefit plan before under the Plan unless such plans are terminated, in which event benefits shall be limited in the Plan.

              (5) If the Employer maintains, or at any time maintained, one or more qualified defined contribution plans, welfare benefit funds, as defined in Code Section 419(e), or individual medical accounts, as defined in Code Section 415(1)(2) which provides an annual addition covering any Participant in the Plan, the sum of the Participant's
                    defined contribution fraction and defined benefit fraction shall not exceed 1.0 in any limitation year. If the limitations of Code Section 415(e) become applicable, benefits under a defined contribution plan shall first be provided before benefits under a defined benefit plan are provided.

              (6) In any Plan Year in which the Plan becomes a Super Top-Heavy Plan (as defined in Section 10.2(b) below), the denominators of the defined benefit fraction and defined contribution fraction shall be computed using one hundred percent (100%) of the dollar limitation instead of one hundred and twenty-five percent (125%). In any year which the Plan is a Top-Heavy Plan (but not a Super Top-Heavy Plan), the limitations shall be similarly reduced, subject to the special provisions in Section 10.4 which provide for maintenance of the one hundred and twenty-five percent (125%) limitations subject to added minimum accruals.

         (b)  Definitions:  The  following  definitions  are  applicable to this
              Section:

              (1) Annual benefit: A retirement benefit under the Plan which is payable annually in the form of a straight life annuity. Except as provided below, a benefit payable in a form other than a straight life annuity must be adjusted to an actuarial equivalent straight life annuity before applying the limitations of this Section, using the factors otherwise used to establish Actuarial Equivalence under the Plan, and in no event less than a five percent (5%) interest assumption.

                    The annual benefit does not include any benefits attributable to Employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for (A) the value of a qualified joint and survivor annuity, (B) the value of benefits that are not directly related to retirement benefits (such as pre-retirement death benefits), and (C) the value of post-retirement cost-of-living increases made in accordance with the Federal income tax regulations, if the Plan were ever to provide such benefits.

              (2) Compensation: For purposes of determining maximum permitted benefits under this Section, all of a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                    (A) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                    (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

                    Compensation shall be measured on the basis of compensation paid in the limitation year.

              (3) Defined benefit fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether of not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation in effect for the limitation year under Code Section 415(b)(1)(A) or one hundred and forty percent (140%) of the Participant's Highest Average Compensation, including any adjustments under Code Section 415(b). Provided, however, if a
                    Participant was a Participant as of the first day of the first limitation year commencing after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than one hundred and twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last limitation year commencing before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. These provisions shall be applicable only if the defined benefit plans, individually and in the aggregate, satisfied the requirements of Code
                    Section 415 for all limitation years beginning before January 1, 1987.

              (4) Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated), welfare benefit funds, and individual medical accounts maintained by the Employer for the current and all prior limitation years, (including the annual additions attributable to the Participant's nondeductible Employee contributions to this and all other defined benefit plans, whether or not terminated, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts of the current and all prior limitation years with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).

                    The maximum aggregate amount in any limitation year shall be the lesser of one hundred and twenty-five percent (125%) of the dollar limitation then in effect under Code Section 415(c)(1)(A) or thirty-five percent (35%) of the Participant's compensation for such year.

              (5) Employer: This term refers to the Employer that adopts the Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b), as modified by Code
                    Section 415(h)), commonly-controlled trades or businesses (as defined in Code Section 414(c) as modified by Code
                    Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

              (6)   Highest  Average   Compensation:   This  means  the  average
                    compensation for the three (3) consecutive limitation years with the Employer that produces the highest average.

              (7)   Limitation year:  This shall mean the Plan Year.

              (8) Maximum permissible amount: This shall mean an amount equal to the lesser of $90,000 or one hundred percent (100%) of the Participant's Highest Average Compensation. If the annual benefit commences before the Participant attains his Social Security retirement age (as defined in Section 216(1) of the Social Security Act), then the $90,000 limitation shall be reduced in accordance with the provisions of Code
                    Section 416(b)(2).

                    If the annual benefit commences after the Participant's Social Security retirement age, the benefit may not exceed the lesser of the Actuarial Equivalent of the maximum benefit under Code Section 415(b)(1) commencing at the Participant's Social Security retirement age or the Participant's Highest Average Compensation. In determining actuarial equivalence under this paragraph, the interest rate assumption used shall be the lesser of the rate used to establish the Actuarial Equivalent under the Plan or five percent (5%).

                    Effective on January 1, 1988 and each January 1 thereafter, the $90,000 limitation above shall be automatically adjusted to the new dollar limitation determined in accordance with Code Section 415(d) by the Commissioner of Internal Revenue for that calendar year. The new limitation shall apply to limitation years ending within the calendar year of the date of the adjustment.

                    Notwithstanding the above provisions, if the Participant was participating in the Plan on May 5, 1986, the maximum permissible amount shall not be less than the Participant's current Accrued Benefit.

                    If the annual benefit commences when the Participant has less than ten (10) years of Service with the Employer or ten
                    (10) years of participation in the Plan, the maximum permissible amount shall not exceed the lesser of:

                    (A) one hundred percent (100%) of the Participant's Highest Average Compensation reduced by one-tenth (1/10) for each Year of Service (or part thereof) less than ten (10). The adjustments of this subsection (A) shall be applied to the denominator of the defined benefit fraction based upon Years of Service. Years of Service shall include future Years of Service occurring before the Participant's Normal Retirement Date. Such future Years of Service shall include the year which includes the date the Participant attains his Normal Retirement Date, only if it can be reasonably anticipated that the Participant will be credited with a Year of Service for that year; or

                    (B) the maximum dollar limitation otherwise determined above reduced by one tenth (1/10) for each year of participation (or part thereof) less than ten (10).

                    To the extent provided by the Internal Revenue Service in regulatory guidance, the limitation in subsection (B) above shall be applied separately with each change in the benefit structure of the Plan.

                    For purposes of this Section, a year of participation shall be each year in which the Participant is included as a Plan Participant under the Plan's eligibility provisions.

              (9) Current accrued benefit: A Participant's annual benefit (including optional benefit forms) accrued under the Plan, determined as if the Participant had separated from Service as of the end of the last limitation year beginning prior to January 1, 1987 when expressed as an annual benefit within the meaning of Code Section 415(b)(2), but determined without regard to changes in the Plan after May 5, 1986 and any cost-of-living adjustment occurring after May 5, 1986.

              (10) Projected annual benefit: The annual benefit as defined in subsection (1) to which the Participant would be entitled under the terms of the Plan assuming:

                    (A) the Participant will continue employment until normal retirement date under the Plan (or current age, if later), and

                    (B) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

              (11) Annual additions: The sum of the following amounts credited to a Participant's account for the limitation year:

                    (A)    Employer contributions;

                    (B)    Employee after-tax contributions;

                     (C) Compensation reduction amounts under a Section 401(k) plan;

                    (D)    Forfeitures;

                    (E) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code
                           Section 415(1)(2), which is part of a defined benefit plan maintained by the Employer shall be treated as annual additions to a defined
                           contribution   plan.   Also,   amounts  derived  from
                           contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

              (12) Annual additions shall be limited to the lesser of (A) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A)), or (B) twenty-five percent (25%) of the Participant's compensation for the limitation year.

                      ARTICLE TEN-AMENDMENT AND TERMINATION


10.1 AMENDMENT. The Employer reserves the right to amend, alter or modify the Plan at any time, in whole or in part upon action of the board of directors of the Employer. Any amendment approved by the board must be in writing and be executed by the officer authorized by the board to take such action. An amendment shall be effective when approved by resolution of the board or at such other time specified by the board in its resolution. No amendment (including a change in the actuarial basis for determining optional or early retirement benefits) shall be made to the Plan which shall:

         (a) deprive any Participant without his consent of any portion of his Accrued Benefit prior to the date of such action. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment shall be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, these provisions shall apply only with respect to a Participant who satisfied (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance); or

         (b) make it possible, exempt as provided in Sections 10.2 and 13.4, for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries; or

         (c) alter the schedule for vesting in Accrued Benefits with respect to any Participant who has completed three (3) or more Years of Service for vesting purposes without his consent, or deprive any Participant of the nonforfeitable part of his Accrued Benefit.

         Notwithstanding the other provisions of this Section or any other provisions of the Plan to the contrary, any amendment or modification of the Plan may be made retroactively, if necessary or appropriate to conform to or to satisfy the conditions of any law, governmental regulation or ruling and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.

10.2 TERMINATION OF THE PLAN. Subject to the provisions of Section 10.1, the Employer reserves the right to discontinue contributions under the Plan and to terminate the Plan in whole or in part with respect to a specific group of Employees. In the event of full or partial termination, Employees affected thereby shall have a nonforfeitable right to their Accrued Benefits, to the extend funded. The Administrator, upon termination, shall cause the assets of the Plan to be allocated for the purposes set forth, and in the order of priorities established by Section 4044 of ERISA. Any residual assets remaining thereafter shall be returned to the Employer. The Employer shall not be liable to Participants for benefits other than those which can be provided by the Plan's assets. If a partial termination of the Plan is deemed to have occurred, this Section shall apply only to those Participants affected by such partial termination.

                      ARTICLE ELEVEN--TOP-HEAVY PROVISIONS



11.1 APPLICABILITY. The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan. The determination of whether the Plan is a TopHeavy Plan shall be made each Plan Year by the Administrator.

11.2 DEFINITIONS. For purposes of this Article, the following definitions shall apply:

         (a) "KEY EMPLOYEE": "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during the determination period, was (1) an officer of the Employer earning compensation (as defined in Code Section 416(i)) at least equal to fifty percent (50%) of the dollar limitation under Code Section 415(b)(1)(A), (2) an owner (or considered an owner under Code Section 318) of both more than a one-half percent (1/2%) interest in the Employer and one of the ten (10) largest interests in the Employer if such individual's compensation exceeds the dollar limitation under Code Section 415(c)(1)(A), (3) a five percent (5%) owner of the Employer, or (4) a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000. For purposes of this Section, annual compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's income under Code Sections 125, 402(a)(8), 402(h) or 403(b). The determination period of the Plan is the Plan Year containing the determination date as defined in Section 11.2(c)(4) and the four
              (4) preceding Plan Years.

         The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") shall be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

         (b) "SUPER TOP-HEAVY PLAN": The Plan shall constitute a "Super Top-Heavy Plan" if it meets the test for status as a Top-Heavy Plan, where "90%" is substituted for 60%" at each place in Section 11.2(c).

         (c) "TOP-HEAVY PLAN": The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

              (A) The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

              (B) The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or


              (C) The Plan is a part of a required aggregation group of plan and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

                    (1) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in the Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the five (5)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

                    (2) For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have performed no Hours of Service with any Employer maintaining the plan for the five (5)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Code Section 416 and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregation plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

                    (3)    Definition of terms for Top-Heavy status:

                           (A) "Top-Heavy ratio" shall mean the following:

                                 (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plan which have covered or could cover a Participant in the Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date (including any part of any account balance distributed in the five (5)-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five
                                        (5)-year    period    ending    on   the
                                        determination date) of all Participants as of the determination date. Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

                           (B) "Permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Section 401(a)(4) and/or 410.

                           (C) "Required aggregation group" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) and/or 410.

                           (D) "Determination Date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

                           (E) "Valuation Date" shall mean the last day of the Plan Year.

                           (F) Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

11.3     MINIMUM BENEFIT FOR ANY PLAN YEAR IN WHICH THE PLAN IS A TOP-
         HEAVY PLAN.

         (a) This minimum benefit shall be provided in the Plan for any Plan Year in which the Plan is a Top-Heavy Plan, subject to the provisions below. Each Participant who is a non-Key Employee and who has been credited with at least one thousand (1,000) Hours of Service shall accrue a benefit, to be provided solely by Employer contributions and expressed as a life annuity and commencing at Normal Retirement Date, of two percent (2%) of his or her highest compensation averaged for the five (5) consecutive years for which the Participant had the highest compensation (as that term is defined in Section 9.2(b)). The minimum accrual shall be determined without regard to any Social Security benefit provided by Employer contributions under that system. If the benefit is received by such Participation a form other than a single life annuity, such Participant must receive by such Participant in a form other than a single life annuity, such Participant must receive an amount that is that form of benefit's Actuarial
              Equivalent. If the benefit commences at a date other than at Normal Retirement Date, it must be equal to the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Date.

         (b) A non-Key Employee shall mean any Employee or former Employee including the Beneficiary of a deceased Employee or former Employee who was not a Key Employee during the Plan Year ending on the determination date or during the four (4) preceding Plan Years.

         (c) The minimum accrued benefit, when expressed as a life annuity commencing at Normal Retirement Date, shall not exceed twenty percent (20%) of the Participant's average compensation.

         (d) The provisions in subsection (a) above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of the Employer. It is intended that the minimum benefit shall first be provided under any defined contribution plan of the Employer in which the Employee is a participant. In that event, the two percent (2%) defined benefit accrual shall be fully offset by an allocation of Employer contributions (and forfeitures) equal to five percent (5%) of the Employee's compensation. A lesser allocation of Employer contributions and forfeitures shall reduce the offset on a pro rata basis.

         (e) In any Plan Year in which (1) the Plan is a Top-Heavy Plan, but not a Super Top-Heavy Plan, and (2) any existing Participant's benefits would be in excess of the limits permitted by Section 8.2 of the Plan due to the utilization of the number "1" in the defined benefit and defined contribution fractions rather than the number "1.25," the following additional minimum benefits shall apply. The minimum benefit in subsection (a) shall be increased from 2% to 3%. The maximum limitation in subsection (c) shall be raised from 20% to 30%. The amounts of 3% and 7.5% shall be substituted for 2% and 5% in subsection (d).

         (f) Any minimum accrued benefit required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

11.4 VESTING. The following minimum vesting schedule applies to the Plan in any Plan Year in which the Plan is a Top-Heavy Plan, notwithstanding the schedule set forth in Section 4.5. For vesting to be determined under this schedule, an Employee must be credited with at least one (1) Hour of Service in any Plan Year in which the Plan is a Top-Heavy Plan.

          YEARS OF SERVICE              Vested Percentage
                  2                                 20%
                  3                                 40%
                  4                                 60%
                  5                                 80%
                  6 years and thereafter           100%


         The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, if any, and elective deferrals, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. In addition, if a Plan's status changed from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) or more Years of Service for vesting purposes, shall continue to have his vested rights determined under the schedule which he selects. Payment of a Participant's vested Accrued Benefit under this Section shall be made in accordance with the provisions of Article Five.

                     ARTICLE TWELVE-MISCELLANEOUS PROVISIONS


12.1 PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of the Plan nor any amendment of it nor the creation of any fund or amount nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee, and all liabilities under the Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

12.2 SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

12.3 MERGER OF PLANS. In the case of any merger or consolidation of the Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is not less than the benefit would have received in the event of termination of the Plan immediately before such merger, consolidation or transfer.

12.4 REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of the Plan to the contrary, and in the sole discretion of the Employer:

         (a) Any Plan assets attributable to any contribution made to the Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

         (b) Any Plan assets attributable to any contributions made to the Plan by the Employer for any fiscal year, for which initial Plan qualification under the Code is denied, shall be refunded to the Employer within one (1) year after the date such qualification of the Plan is denied or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance.

         (c) All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under Code Section
              404. Any Plan assets attributable to any contributions made to the Plan by the Employer shall be refunded to the Employer, to the extent the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance.

12.5 BENEFITS NOT ASSIGNABLE. Except as provided in Code Section 414(p) with respect to "qualified domestic relations orders," the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

12.6 DISTRIBUTION TO LEGALLY INCAPACITATED. In the event any benefit is payable to a minor or to a person deemed to be incompetent or otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity, incapable of handling the disposition of his property, the Administrator, in its sole discretion, may direct the Trustee to apply all or any portion of such benefits, directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute all or any portion of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, Administrator or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person. The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

12.7 GOVERNING DOCUMENTS. A Participant's rights shall be determined under the terms of the Plan as in effect at his date of separation from eligible Service.

12.8 GOVERNING LAW. The provisions of the Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are pre-empted by Federal law.

12.9 CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the plural.

12.10 HEADINGS. The Article headings and Section numbers are included solely for reason of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

12.11 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

12.12 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five
         (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be forfeited and used to offset the Employer contributions to the Plan. In the event a Participant or Beneficiary is located subsequent to the forfeiture of his Accrued Benefit, such benefit shall be restored.



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



                 ARTICLE THIRTEEN--MULTIPLE EMPLOYER PROVISIONS


13.1 ADOPTION OF THE PLAN. With the Employer's consent, the Plan may be adopted by any other corporation or entity for its employees, which adopting Employer shall be known as a "Participating Employer." All assets may either be held within one Trust Fund, or each Participating Employer may maintain a separate trust fund attributable to its portion of Plan assets.

13.2 PLAN CONTRIBUTIONS. All contributions made by a Participating Employer, as provided for in the Plan and unless modified by an instrument of adoption, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the employees of such Participating Employer and the Beneficiaries of such employees, subject to all the terms and conditions of the Plan.

13.3 TRANSFERRING EMPLOYEES. The Administrator shall adopt equitable procedures whereby contributions are equitably allocated in the case of employees transferring from the employment of one Participating Employer to another Participating Employer.

13.4 DELEGATION OF AUTHORITY. Each Participating Employer who has adopted the Plan shall delegate to the Employer the right to name the Administrator and Trustee of the Plan and the right to amend the Plan to insure its continued qualified status.

13.5     TERMINATION.   Any  termination  of  the  Plan  or   discontinuance  of
         contributions by any one Participating Employer shall operate with regard only to the Participants employed by that Participating Employer. All Employees affected thereby shall have a one hundred percent (100%) nonforfeitable interest in their Accrued Benefit.

         In the event any Participating Employer terminates its participation in the Plan, or in the event that any such Participating Employer shall cease to exist through sale, reorganization or bankruptcy, the Trust
         Fund shall be allocated by the Trustee, in accordance with the direction of the Administrator, into separate trust funds. Unless an alternate means of disposition of Plan assets was specified in the instrument of adoption by which the Participating Employer adopted the Plan, the amounts to be allocated to the Trust of the terminating Participating Employer shall be the lesser of:

         (a) the valuation of that portion of the Trust Fund attributable to the Participants of such terminating Participating Employer, determined by crediting each of its contributions to the Plan with its share of Plan earnings or losses and deducting all payments made to its Employees; and

         (b) the Actuarial Equivalent of Accrued Benefits of Participants affected as of the date of transaction.







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



IN WITNESS WHEREOF, the Employer and Trustees have caused this amendment and restatement to be executed this day of , 1994.



                                                   FAB INDUSTRIES, INC.


                                                                 By:
                                                            President


                                                  TRUSTEES:



                                                       Samson Bitensky



                                                       Howard Soren

ATTEST:







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